EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-3776, 33-62237, 333-35733 and 333-119115 of Bio-logic Systems Corp. on Form S-8 of our report, dated April 15, 2005, appearing in this Annual Report on Form 10-K of Bio-logic Systems Corp. for the year ended February 28, 2005.

GRANT THORNTON LLP

May 25, 2005